SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	December 11, 2002

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11887 (Commission File No.)	84-0800747 (IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado (Address of principal executive offices)	80401 (Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 News Release

Item 5 Other Events

In an order dated December 9, 2002, the Montana First Judicial District Court, Lewis and Clark County, granted the State of Montana summary judgment on all of the remaining legal claims of the lawsuit filed by Canyon Resources, the Seven-Up Pete Venture, and its co-plaintiffs in their attempts to have the court overturn the anti-mining initiative, I-137, or, alternatively, to be awarded damages for their properties taken from them by imposition of I-137. The court also affirmed the conclusion of the Montana Department of Natural Resources and Conservation hearing examiner in termination of the Seven-Up Pete Venture’s mineral leases with the State. The registrant’s press release with respect to this matter is attached as an Exhibit to this Form 8-K filing.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Canyon Resources Corporation news release PR02-13 dated December 11, 2002.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and governmental regulations, availability of financing, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: December 11, 2002	By:	/s/ Richard H. De Voto

Richard H. De Voto, President

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EXHIBIT INDEX

Exhibit

99.1	Canyon Resources Corporation news release PR02-13 dated December 11, 2002